Exhibit 25(d)(1)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

☐         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

13-3347003
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

300 SOUTH GRAND AVENUE
LOS ANGELES, CA	90071
(Address of principal	(Zip Code)
executive offices)

DUKE ENERGY INDIANA, LLC

(Exact name of obligor as specified in its charter)

Indiana	35-0594457
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1000 East Main Street

Plainfield, Indiana 46168

(Address and Zip Code of principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item   1.   General Information.

Furnish the following information as to the trustee.

(a)                                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of the Comptroller of the Currency	1114 Avenue of the Americas, Suite 3900 New York, New York 10036

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.   Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -	Articles of Association as amended on April 15, 2002.

Exhibit 2 -	Certificate of the Comptroller of the Currency dated October 7, 2011.

Exhibit 3 -	Certification of Fiduciary Powers dated September 19, 2006.

Exhibit 4 -	Existing By-Laws of Deutsche Bank National Trust Company as amended dated September 12, 2012.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -	Reports of Condition of Deutsche Bank National Trust Company, dated as of June 30, 2016. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and State of California, on the 23 day of September, 2016.

DEUTSCHE BANK NATIONAL TRUST COMPANY

/s/ Kathryn Fischer
By:	Name: Kathryn Fischer
Title: Assistant Vice President